UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

DAULTON CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

Nevada	333- 152002	30-0459858
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (888) 387-1403

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

In a Stock Purchase Agreement dated May 18th, 2012, Ryan Beamin, the largest shareholder and beneficial owner of record of 19,000,000 outstanding shares of the Company representing voting rights of 31.53% of Daulton Capital Corp. sold said shares to Mr. Peter Maddocks, for an aggregate purchase price of Seventy Thousand Dollars ($70,000.00).

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Following Mr. Maddock’s purchase of the above-referenced shares, the shareholders of the Company elected Mr. Maddocks to be the new Director of the Company, replacing Mr. Terry Fields and Mr. Peter Stecher, who each resigned as Directors of the Company.

Mr. Maddocks brings 30 years experience at executive level, including Chairman and CEO of UK, US public and private companies in the Corporate and Private Banking Industries including Citibank, Abbey National Bank and Grindlays Private Banking.

ITEM 9.01. EXHIBITS.

()	Exhibits.

	1.1	Share Purchase Agreement
	1.2	Shareholder Resolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18th, 2012

Daulton Capital Corp.

(Registrant)

By:  /s/ Terry Fields.